Exhibit 99.1

Airgas Board of Directors to Review Air Products’ Unsolicited Tender Offer

Stockholders Advised to Take No Action Pending Review

RADNOR, Pa.--(BUSINESS WIRE)--February 11, 2010--Airgas, Inc. (NYSE:ARG) today confirmed that Air Products & Chemicals, Inc. (NYSE:APD) has commenced an unsolicited tender offer to acquire all outstanding common shares of Airgas at a price of $60.00 per share in cash.

Consistent with its fiduciary duties and as required by applicable law, the Airgas Board of Directors will review the offer to determine the course of action that it believes is in the best interests of the Company and its stockholders. Airgas stockholders are advised to take no action at this time pending the review of the tender offer by the Airgas Board of Directors.

The Airgas Board of Directors, in consultation with its independent financial and legal advisors, intends to advise stockholders of its formal position regarding the offer within ten business days by making available to stockholders and filing with the Securities and Exchange Commission a solicitation/recommendation statement on Schedule 14D-9.

Airgas noted that the tender offer is identical in all material respects to the proposal received from Air Products on February 4, 2010 and that Airgas rejected on February 9, 2010.

BofA Merrill Lynch and Goldman, Sachs & Co. are serving as financial advisors, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Airgas and its Board of Directors.

About Airgas, Inc.

Airgas, Inc. (NYSE:ARG), through its subsidiaries, is the largest U.S. distributor of industrial, medical, and specialty gases, and hardgoods, such as welding equipment and supplies. Airgas is also one of the largest U.S. distributors of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, and a leading distributor of process chemicals, refrigerants, and ammonia products. More than 14,000 employees work in over 1,100 locations, including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. Airgas will file a solicitation/recommendation statement with the U.S. Securities and Exchange Commission (“SEC”). Any solicitation/recommendation statement filed by Airgas that is required to be mailed to stockholders will be mailed to stockholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov. In addition, Airgas may file a proxy statement with the SEC. Any definitive proxy statement will be mailed to stockholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov.

This press release and other materials related to Air Products’ Unsolicited Proposals are available in the "Investor Information" section of the Company's website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Airgas and certain of its respective directors and executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Airgas’ directors and executive officers in Airgas’ Annual Report on Form 10-K for the year ended March 31, 2009, which was filed with the SEC on June 1, 2009, and its proxy statement for the 2009 Annual Meeting, which was filed with the SEC on July 13, 2009. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

CONTACT:
Airgas, Inc.
Media Contact:
Jay Worley, (610) 902-6206
jay.worley@airgas.com
or
Joele Frank / Dan Katcher / Andrew Siegel
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
or
Investor Contact:
Barry Strzelec (610) 902-6256
barry.strzelec@airgas.com